                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549


                                 FORM 8-K


                              Current Report
                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934



             Date of Report (Date of Earliest Event Reported):
                                May 9, 1996




                            PROCYON CORPORATION
          (Exact name of registrant as specified in its charter)



       Colorado                     0-17449                  36-8732690
(State of Incorporation)      (Commission File No.)       (I.R.S. Employer
                                                         Identification No.)



                     1150 Cleveland Street, Suite 410
                        Clearwater, Florida  34615
                 (Address of principal executive offices)



                              (813) 447-2998
           (Registrant's telephone number, including area code)

ITEM  2.   Acquisition or Disposition of Assets

    On January 31, 1996, Procyon Corporation (the "Company") entered into an Agreement and Plan of Exchange (the "Agreement") with Amerx Health Care Corp., a corporation based in Clearwater, Florida ("Amerx"). The Agreement provided that the Company would acquire Amerx through a share exchange in which all of the issued and outstanding common stock of Amerx would be exchanged for a total of 3,000,000 (post-split) shares of common stock of the Company (the "Exchange"). The Agreement provided that as a condition to the Exchange, the Company would complete a five for one reverse split of its issued and outstanding shares of common stock.

    The reverse stock split was approved by the Company's shareholders on April 15, 1996. The reverse stock split became effective as of 5:00 p.m. on May 8, 1996 and the Exchange was completed as of May 9, 1996. As a result, the Company now has a total of 3,637,920 shares of common stock and 1,000,000 shares of preferred stock issued and outstanding; each outstanding share of preferred stock may be converted at the holder's option into one share of common stock.

    Amerx was formed as a Florida corporation in 1993 to develop and market medical products which are used in the treatment of ulcers, dermatitis, inflammation, bed sores and various other skin wounds. Such wounds are most common among the elderly, particularly residents of long term healthcare facilities and diabetecs. If not treated promptly and effectively, such wounds can result in amputations, particularly of lower extremeties.

    Amerx's products currently consist of Amerigel Preventive Care Lotion, Amerigel Topical Ointment and Amerigel Preventive Barrier Lotion. The Preventive Care Lotion has emollients which restore moisture to fragile skin; protect the skin against tears and chafing; and assist in prevention of chronic ulcers. The Topical Ointment is more concentrated than the Preventive Lotion, and it is typically used as an adjunct in the treatment of ulcers or torn, cut or macerated skin. The Barrier Lotion provides barrier protection to reduce the harmful effects of urine and feces.

    The Company believes that Amerx's products are based on proprietary concepts which have obtained all required FDA approvals. The market for Amerx's products consists principally of hospitals, nursing homes, and other health care institutions which provide wound care to a large number of patients. Amerx has marketed its products through internal sales employees, licensed distributors and independent dealers. Amerx is currently evaluating additional sales and marketing strategies in an effort to increase product sales. Amerx's products are manufactured and packaged by an unrelated contractor located in Clearwater, Florida.

ITEM     7.   Financial Statements and Exhibits

         (a) The financial statements of Amerx required by Item 7(a) of Form 8-K shall be filed as an amendment to this report as soon as practicable but in any event within 60 days of the date on which this report is due.

         (b) The pro forma financial information concerning the Company and Amerx required by Item 7(a) of Form 8-K shall be filed as an amendment to this report as soon as practicable but in any event within 60 days of the date on which this report is due.

         (c)  Not applicable.

                                SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              PROCYON CORPORATION



Date:    May 20, 1996         By:  /s/ John C. Anderson
                                   ---------------------------
                                   John C. Anderson, President




DCR\PROCYON\8K.596